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                                                                    EXHIBIT 99.1


                              FOR IMMEDIATE RELEASE


ERGO SCIENCE ANNOUNCES FURTHER STAFF REDUCTIONS

     RONALD H. ABRAHAMS, PH.D. ANNOUNCES RETIREMENT AS CHAIRMAN, PRESIDENT,
                  AND CHIEF EXECUTIVE OFFICER ON MARCH 31, 1999

CONTACT:   Lisa V. DeScenza
           Corporate Communications &
           Investor Relations Specialist
           (617) 241-6824 (Direct Line)       ldescenza@ergo.com       (E-Mail)
           (617) 241-8822 (Fax)               http://www.ergo.com   (Web Site)


         BOSTON, JANUARY 21, 1999 - Ergo Science Corporation (Nasdaq:ERGO) today announced that it has further reduced its work force by approximately fifty percent. These reductions result from the Company's decision to discontinue funding of all of its pre-clinical development programs. This decision follows the Company's receipt of a not-approvable letter from the U.S. Food and Drug Administration (FDA) for ERGOSET-Registered Trademark-tablets for the treatment of Type 2 diabetes. Ergo Science is continuing to evaluate an appeal to FDA of the not-approvable letter for ERGOSET-Registered Trademark- tablets. In addition, the Company is considering various strategic alternatives to maximize shareholder value. At September 30, 1998, Ergo Science reported $37M in cash, cash equivalents and short-term investments.

         Ronald H. Abrahams, Ph.D., Chairman, President, and Chief Executive Officer of Ergo Science, has also announced that he will retire from these positions, as well as from his position on the Board of Directors of Ergo Science, effective March 31, 1999. The Company is now in the process of finding a successor.


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This discussion contains forward-looking statements. Forward-looking statements reflect Ergo Science's current views with respect to future events. Actual results may vary materially and adversely from those anticipated, believed, assumed, estimated or otherwise indicated. Important factors that could cause actual results to differ materially include, without limitation, (1) there can be no assurance that ERGOSET-Registered Trademark-tablets will receive approvaL from FDA or that Ergo Science will be able to submit clinical trial results in the future that will produce an approval by the FDA of ERGOSET-Registered Trademark- tablets, (2) there can be no assurance that Ergo Science will have sufficient capital to complete any additional trials undertaken, (3) data obtained from clinical trials are subject to varying interpretations, and there can be no assurance that the FDA (or an FDA panel of experts) will agree with Ergo Science's assessment of future clinical trial results, (4) uncertainty related to the scientific development of a new medical therapy, (5) competition in the anti-diabetic and anti-obesity markets is intense; other products have been recently approved for these indications and other companies are developing competing products, (6) the need for additional funding, (7) there can be no assurance that Ergo Science will be able to establish corporate alliances to market ERGOSET-Registered Trademark- tablets, if approved for commercial marketing, and assist with development of product candidates, (8) there can be no assurance that Ergo Science's formulation of bromocriptine mesylate, if approved for commercial marketing, will be successful in the marketplace, or that Ergo Science will receive any profits from its sale, and (9) the uncertainty relating to patent protection in the pharmaceutical and biotechnology industries. Further information and additional important factors are set forth in reports and other filings of Ergo Science with the Securities and Exchange Commission, including, without limitation, the 1997 Annual Report on Form 10-K, generally under the section entitled "Risk Factors." Ergo Science does not undertake to update any forward-looking statement that may be made from time to time by or on behalf of Ergo Science.


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